UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2022

BRAIN SCIENTIFIC INC.

(Exact name of registrant as specified in its charter)

Nevada	333-209325	81-0876714
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6700 Professional Parkway

Lakewood Ranch, Florida 34240

(Address of principal executive offices)

(917) 388-1578

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Revenue Officer Appointment

On November 1, 2022, the Board of Directors (the “Board”) of Brain Scientific Inc. (the “Company”) appointed Mr. Daniel Cloutier, a current member of the Board, to serve as Chief Revenue Officer of the Company (the “Appointment”).

Daniel Cloutier, 57, CRO

Daniel Cloutier is CEO and founder of LOK Corporation ("LOK”) since 2008. He has served as a director since November 15, 2021of the Company. From 2003 to 2011, Mr. Cloutier was International Sales Director of CAS Medical System (CASMED). From 2000 to 2002, he was Vice President of EMRN. Mr. Cloutier is also an advisory council member of the Indian Business Organization for Global Investments, a member of the Board of Directors for the Independent Medical Specialty Dealers Association, former Board Member of Neuro-France Implants and Luminor Medical Technologies. In 1991, Mr. Cloutier graduated from HEC Montreal Business School.

The Board believes that Mr. Cloutier’s extensive experience in healthcare and medical device product distribution makes him ideally qualified to help lead the Company towards continued growth and success.

Family Relationships

Mr. Cloutier does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

Other than as described below, there are no related party transactions with regard to Mr. Cloutier reportable under Item 404(a) of Regulation S-K.

On November 12, 2021 the Company entered into a Representation Agreement with LOK, a corporation in which Mr. Cloutier serves as the chief executive officer. Under the Representation Agreement, LOK acts as an international sales manager for our NeuroCap™ and Neurology products and accessories. To date, we have paid LOK approximately $6,250 for training platform development and attendance at a sales seminar but no other service fees and no commissions.

Compensatory Arrangements

In connection with his Appointment, Mr. Cloutier shall receive an annual salary of $120,000. Additionally, Mr. Cloutier shall be eligible for a sales commission bonus of up to $100,000 and a discretionary bonus of up to $30,000 as determined by the Board.

Item 8.01	Other Events.

On November 1, 2022, the Company issued a press release announcing the Appointment. A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAIN SCIENTIFIC INC.

Dated: November 2, 2022	By:	/s/ Hassan Kotob
Hassan Kotob
Chief Executive Officer